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                                                                    EXHIBIT 99.4

                     INSTRUCTION FORM WITH RESPECT TO THE

                                VARIFLEX, INC.

               OFFER TO PURCHASE FOR CASH UP TO 1,000,000 SHARES
                  OF ITS COMMON STOCK AT A PURCHASE PRICE NOT
                GREATER THAN $6.00 OR LESS THAN $5.00 PER SHARE

  The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated December 18, 1998, and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer of Variflex, Inc., a Delaware corporation (the "Company"), to purchase up to 1,000,000 Shares of its Common Stock, $.001 par value (the "Shares" or the "Common Stock"), by the Company at a price, not greater than $6.00 or less than $5.00 per Share, upon the terms and subject to the conditions of the Offer. However, the Company will purchase at least 200,000 Shares that are properly tendered (or such lesser amount as are properly tendered) for the single lowest per Share Purchase Price that will enable the Company to acquire those Shares.

  The undersigned understands that the Company will, upon the terms and subject to the conditions of the Offer, select a single price per Share, not greater than $6.00 or less than $5.00 per Share, net to the seller in cash (the "Purchase Price"), that it will pay for the Shares properly tendered and not withdrawn pursuant to the Offer, after taking into account the number of Shares so tendered and the prices specified by stockholders tendering Shares. Up to 1,000,000 Shares properly tendered at prices at or below that Purchase Price and not withdrawn will be purchased at that Purchase Price, upon the terms and subject to the conditions of the Offer, including the proration terms and Odd Lot tender provisions described in the Offer to Purchase. The Company will return all other Shares, including Shares tendered at prices greater than the Purchase Price and Shares not purchased because of proration. See Section 1 of the Offer to Purchase.

  The undersigned hereby instruct(s) you to tender to the Company the number of Shares indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

[_]By checking this box, all Shares held by us for your account, including fractional Shares, will be tendered.

  If fewer than all Shares are to be tendered, please indicate the aggregate number of Shares to be tendered by us.

                                       Shares*
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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.
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                                   ODD LOTS
               (SEE INSTRUCTION 4 OF THE LETTER OF TRANSMITTAL)

[_]By checking this box, the undersigned represents that the undersigned was the beneficial record owner on the Expiration Time (as defined in Section 1 of the Offer to Purchase), of an aggregate of fewer than 100 Shares and is instructing the holder to tender all such Shares.

  In addition, the undersigned is tendering Shares either (check one box):

[_]at the Purchase Price, as the same shall be selected by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share below); or

[_]at the price per Share indicated below under Price (in Dollars) per Share of Common Stock at which Shares of Common Stock Are Being Tendered on this Instruction Form.

                PRICE (IN DOLLARS) PER SHARE OF COMMON STOCK AT
                WHICH SHARES OF COMMON STOCK ARE BEING TENDERED

             IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE,
                      USE A SEPARATE INSTRUCTION FORM FOR
                             EACH PRICE SPECIFIED

                           CHECK ONLY ONE BOX BELOW.
                       IF MORE THAN ONE BOX IS CHECKED,
              THERE IS NO VALID TENDER OF SHARES OF COMMON STOCK

                 FAILURE TO CHECK ANY BOX BELOW WILL BE DEEMED
                     TO CONSTITUTE A TENDER AT THE MINIMUM
                       PRICE OF $5.00 PER COMMON SHARE.

                           SHARES TENDERED AT PRICE
                           DETERMINED BY STOCKHOLDER

              [_] $5.00  [_] $5.25  [_] 5.50  [_] 5.75  [_] 6.00

                                 SIGNATURE BOX


 Signature(s): _____________________________________________________________
 Dated: ____________________________________________________________________

                                (PLEASE PRINT)
 Account Number: ___________________________________________________________
 Area Code and Telephone No.: ______________________________________________
 Taxpayer Identification or Social Security Number: ________________________


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